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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF McKESSON CORPORATION]


November 20, 1998

The Board of Directors
McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, California  94104

Ladies and Gentlemen:

     I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the issuance of 1,872,679 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company to Premier Purchasing Partners, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P.; WCAS Healthcare Partners, L.P.; Patrick J. Welsh; Russell L. Carson; Bruce K. Anderson; IRA Rollover of Richard H. Stowe; Andrew M. Paul; Thomas E. McInerney; Laura VanBuren; James B. Hoover; IRA Rollover of James B. Hoover; Robert A. Minicucci; Anthony J. de Nicola; Rudolph
E. Rupert; Paul B. Queally; David A. Nelson; John R. Hamilton; John G. Rex-Waller and Carlisle Rex-Waller, as joint tenants; David S. Mawhinney; and Michael I. Brennan (collectively, the "Selling Stockholders").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on October 30, 1998, (ii) Amendment No. 1 thereto, filed with the Commission on November 20, 1998 (the Registration Statement, as so amended at the time it became effective, being hereinafter referred to as the "Registration Statement"); (iii) the Agreement and Plan of Merger, dated as of June 22, 1998 (the "Merger Agreement"), by and among the Company, HMS Acquisition Corp., a Delaware corporation, and Hawk Medical Supply, Inc., a Delaware corporation;
(iv) the certificates, dated August 3, 1998, representing, in the aggregate, 1,872,679 shares of Common Stock registered in the respective names of the Selling Stockholders; (v) the Restated Certificate of Incorporation of the Company, as in effect on June 22, 1998 and the date hereof; (vi) the Restated By-Laws of the Company, as in effect on June 22, 1998 and the date hereof; and
(vii) certain resolutions of the Board of Directors of the Company relating to the Merger
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Agreement and the transactions contemplated thereby. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     I am admitted to the bar of the State of California and do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that the issuance and sale of the Shares was duly authorized and that the Shares were validly issued and are fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me in the Registration Statement under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Ivan D. Meyerson

                              Ivan D. Meyerson
                              Vice President and General Counsel

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